EXHIBIT 99.1

Advaxis’ vaccine candidate to treat existing cervical cancer

Princeton, NJ, Monday October 10, 7:00 AM ET.

Advaxis (OTCBB: ADXS), today issued the following clarifications regarding the role that its product candidate Lovaxin C may eventually play in the cervical cancer market and distinguished that role from the role of the Merck & Co. (NYSE: MRK) Pharmaceutical product Gardisil which has been the subject of a recent announcement of successful Phase III trials. According to Advaxis’ Chief Executive Officer J. Todd Derbin,” We felt the need to clarify the different purposes of the two drugs because a number of our shareholders expressed concern that the apparent success of the Merck drug diminished the potential role of our therapeutic cervical cancer vaccine Lovaxin C”

J Todd Derbin added: “Advaxis believes that Merck’s groundbreaking work in cancer prevention has shed light on cervical cancer as the number one cancer killer of women world wide between the ages of 25 and 50, and the effectiveness of using vaccines in this area of therapeutics. The potential ability to vaccinate women with Gardisil and confer protection against HPV induced cervical cancer is a significant contribution to medicine and represents the highest achievement that those of us in the drug development industry strive for; extending life and improving it’s quality. While Gardisil is intended to prevent the occurrence of cervical cancer in women if administered before they are exposed to certain types of Human Papilloma Virus (the viral cause of cervical cancer) Lovaxin C, the drug candidate which Advaxis is about to test in a Phase I/II clinical study, is a therapeutic vaccine with the intended potential to cure women who have already been exposed to HPV and who have cervical cancer. The first Lovaxin C clinical trial in cervical cancer will start later this year”

“Gardisil offers tremendous promise in preventing cervical cancer in women not yet exposed to HPV, but it cannot help in the treatment of women already infected - some of whom will surely develop cervical cancer”, said Dr. John Rothman VP of Advaxis. “It can take 10-25 years for cervical cancer to develop in infected women, so the untreated population at risk today gives rise to the patient pool over the next few decades. Moreover, the risk will continue to exist until the vaccinated population is sufficiently large to reduce transmission, which will likely take additional decades to occur. Until such time as vaccination becomes very widespread there will be a cervical cancer population that requires therapeutic intervention.”

Dr. John Rothman added: “Merck has now shown that it is possible to use immunotherapy to prevent cervical cancer. Advaxis hopes to be able to confirm, if Lovaxin C will successfully pass the regulatory hurdles and clinical trials, that it is not only possible to prevent cervical cancer with vaccine therapy in women not yet infected by the HPV virus with preventative cervical cancer vaccines, but it is also possible to use a therapeutic vaccine such as Lovaxin C to cure existing cancer which has occurred or may occur in the large population already infected by it.”

About Advaxis:

Advaxis is based in Princeton, New Jersey. Advaxis is developing proprietary Listeria cancer vaccines based on the vaccine technology developed by Dr. Yvonne Paterson in the Department of Microbiology at the University of Pennsylvania. Advaxis’ is developing therapeutic cancer vaccines that enhance the immune system’s cancer-fighting abilities. Advaxis, through its proprietary Listeria monocytogenes based system, is utilizing two immunological mechanisms (Innate and Classical Immunity) to develop safer and more effective Listeria based cancer vaccines. Advaxis is the exclusive licensee of a patented broadly enabling Listeria platform technology based on the use of attenuated bacteria Listeria monocytogenes, that can elicit effective anti-tumor responses. Advaxis’ lead Listeria vaccine candidate, Lovaxin C, targets cervical and head and neck cancers. Further Listeria vaccines in development target breast, ovarian and lung cancers. Advaxis is entering a Phase I/II clinical trial in late 2005. The Listeria platform will also have applications in the fields of infectious disease and autoimmune disorders.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

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Contact:
Advaxis, Inc.
J. Todd Derbin, 609-895-7150
 derbin@advaxis.com